EXHIBIT (99.16)

CONFORMED VERSION

PROVINCE OF ONTARIO

C$750,000,000

2.65% BONDS DUE FEBRUARY 5, 2025

SECOND SUPPLEMENTAL FISCAL AGENCY AGREEMENT

Dated as of November 27, 2019

PROVINCE OF ONTARIO

SECOND SUPPLEMENTAL FISCAL AGENCY AGREEMENT dated as of November 27, 2019 (this “Supplemental Agreement”) to the Fiscal Agency Agreement (as defined herein), between the Province of Ontario (the “Province”) and BNY Trust Company of Canada, a trust company existing under the laws of Canada and duly authorized to carry on the business of a trust company in each province of Canada, as fiscal agent, transfer agent, registrar and principal paying agent (the “Fiscal Agent”).

1.        Fiscal Agency Agreement. The Province and the Fiscal Agent entered into a fiscal agency agreement dated as of February 5, 2018 (the “Fiscal Agency Agreement”) in relation to a series of bonds designated by the Province as its 2.65% Bonds due February 5, 2025 (the “Bonds”) of which C$1,000,000,000 initial aggregate principal amount was issued in the form of one Global Bond (as defined in the Fiscal Agency Agreement and in this Supplemental Agreement referred to as the “Initial Global Bond”) registered in the name of CDS & Co., as nominee of CDS Clearing and Depository Services Inc. (“CDS”), and held by CDS.

2.        Underwriting Agreement. The Province entered into an underwriting agreement dated as of November 20, 2019 (the “Underwriting Agreement”) with the several underwriters listed on Schedule II thereto providing for the issue and sale by the Province of C$750,000,000 aggregate principal amount of additional Bonds as contemplated in section 15 of the Fiscal Agency Agreement and the provisions of the Initial Global Bond, to be issued in the form of one fully registered global certificate without coupons registered in the name of CDS & Co., as nominee of CDS and held by CDS (such Global Bond is hereinafter referred to as the “Additional Global Bond”).

3.        Form of Additional Global Bond. The Additional Global Bond shall be substantially in the form attached hereto as Exhibit 1. The Additional Global Bond shall be executed, delivered and authenticated as provided in the Fiscal Agency Agreement, provided that the aggregate principal amount of Bonds that may be executed and delivered pursuant to section 4 of the Fiscal Agency Agreement shall be C$750,000,000.

4.        Definitions. Terms and expressions defined in the Initial Global Bond, the Additional Global Bond and the Fiscal Agency Agreement shall have the same meaning when used in this Supplemental Agreement unless otherwise defined herein or unless the context otherwise requires. References in this Supplemental Agreement to “C$” are to lawful money of Canada.

5.        Application of the Fiscal Agency Agreement to the Additional Global Bond.

(a)        The provisions of the Fiscal Agency Agreement shall apply to the Additional Global Bond and any Bonds in definitive registered form issued in exchange therefor in the exact same manner as they apply to the Initial Global Bond or any Bonds in definitive registered form issued in exchange therefor, respectively.

(b)        All references in the Fiscal Agency Agreement to “Bonds” shall be deemed to include the Additional Global Bond and any Bonds in definitive registered form issued in exchange therefor.

(c)        All references in the Fiscal Agency Agreement to the “Global Bonds” shall be deemed to include the Additional Global Bond.

(d)        This Supplemental Agreement is a supplemental agreement within the meaning of the Fiscal Agency Agreement and the Fiscal Agency Agreement shall be read together with this Supplemental Agreement and shall have the exact same effect in the same manner as if the provisions of the Fiscal Agency Agreement and this Supplemental Agreement were contained in the same instrument.

(e)        The Province and the Fiscal Agent acknowledge and agree that the Initial Global Bond, the Additional Global Bond and any Bonds in definitive registered form issued in exchange therefor are consolidated and form a single series and have the same terms as to status or otherwise.

6.        Governing Law and Counterparts. This Supplemental Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. This Supplemental Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.        Headings. The headings for the sections of this Supplemental Agreement are for convenience only and are not part of this Supplemental Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Fiscal Agency Agreement as of the date first above written.

PROVINCE OF ONTARIO

By:	/s/ Opallycia A. Kandelas
	Name:	Opallycia A. Kandelas
	Title:	Director, Capital Markets Operations
Capital Markets Division
Ontario Financing Authority

Signature Page to the Second Supplemental Fiscal Agency Agreement

BNY TRUST COMPANY OF CANADA,
as Fiscal Agent, Transfer Agent, Registrar
and Principal Paying Agent

By:	/s/ Bhawna Dhayal
	Name:	Bhawna Dhayal
	Title:	Authorized Signatory

Signature Page to the Second Supplemental Fiscal Agency Agreement

EXHIBIT 1

FORM OF GLOBAL BOND

Unless this certificate is presented by an authorized representative of CDS Clearing and Depository Services Inc. (“CDS” or the “Depository”) to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & Co., has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.

REGISTERED
NO. G77-A0003	CUSIP: 68323AER1
SERIES: G77	ISIN: CA68323AER10

PROVINCE OF ONTARIO

2.65% BOND DUE FEBRUARY 5, 2025

The Province of Ontario (the “Province”), for value received, hereby promises to pay to CDS & Co., or its registered assigns, the principal sum of SEVEN HUNDRED AND FIFTY MILLION CANADIAN DOLLARS (C$750,000,000) (the “Principal Amount”) in lawful money of Canada on February 5, 2025 (the “Maturity Date”) (or on such earlier date as the Principal Amount may become payable hereunder), upon presentation and surrender of this Bond and to pay interest thereon, together with Additional Amounts (as defined below), if any, at the rate of 2.65% per annum from August 5, 2019 until the principal hereof is paid. Interest on this Bond will be payable in two equal semi-annual installments in arrears on the 5th day of February and the 5th day of August in each year (each such date, an “Interest Payment Date”).

This is a fully registered Global Bond (the “Global Bond”) in respect of a duly authorized issue of debt securities of the Province designated as its 2.65% Bonds due February 5, 2025 (the “Bonds”). This Global Bond is limited in aggregate principal amount to C$750,000,000. This Global Bond and all the rights of the registered holder hereof are expressly subject to a fiscal agency agreement dated as of February 5, 2018 (the “Fiscal Agency Agreement”, which term includes any agreement supplemental thereto, including the Second Supplemental Fiscal Agency Agreement dated as of November 27, 2019) between the Province and BNY Trust Company of Canada, as fiscal agent, transfer agent, registrar and principal paying agent (the “Registrar”, which term includes any successor as fiscal agent, transfer agent, registrar and principal paying agent) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Registrar and holders of the Bonds and the terms upon which the Bonds are, and are to be, authenticated and delivered. This Global Bond and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holder by acceptance hereof assents to and is deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement. Further references herein to principal or interest shall be deemed to also refer to any Additional Amounts which may be payable hereunder.

This Global Bond is issued under the authority of an Order of the Lieutenant Governor in Council of Ontario, made pursuant to the Financial Administration Act (Ontario), as amended. This Global Bond shall for all purposes be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

Payment of the principal of and interest on this Global Bond is a charge on and payable out of the Consolidated Revenue Fund of Ontario. This Global Bond is a direct unsecured obligation of the Province and as among the other Bonds, ranks pari passu and is payable without any preference or priority. This Global Bond ranks equally with all of the Province’s other unsecured and unsubordinated indebtedness and obligations from time to time outstanding.

Interest on this Global Bond will accrue from the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from August 5, 2019, until the principal hereof has been paid or duly made available for payment. Any overdue principal or interest on this Global Bond shall bear interest at the rate of 2.65% per annum (before as well as after judgment) until paid, or if earlier, when the full amount of the moneys payable has been received by the Registrar and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on January 21 or July 21 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date (each such day a “Regular Record Date”). Any such interest not so punctually paid or duly provided for will be paid to the person in whose name this Global Bond (or one or more predecessor Global Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Registrar, notice whereof shall be given to the registered holder hereof not less than ten (10) days prior to such special record date, or be paid at any time in any other lawful manner. Interest payments on this Global Bond will include interest accrued to but excluding the Interest Payment Dates. Whenever it is necessary to compute any amount of accrued interest in respect of this Global Bond for a period of less than one full year, other than with respect to regular semi-annual interest payments, such interest shall be calculated on the basis of the actual number of days in the period and a 365-day year.

For the purposes only of disclosure required by the Interest Act (Canada), as amended, and without affecting the interest payable to the registered holder of this Global Bond, whenever interest is calculated on the basis of a period other than a calendar year, the annual rate of interest to which such rate of interest, as determined by such calculation, is equivalent, for purposes of the Interest Act (Canada), as amended, is such rate as so calculated multiplied by a fraction, the numerator of which is the actual number of days in the particular calendar year in respect of which the calculation is made, and the denominator of which is the number of days used in the calculation.

In the event that the Maturity Date, any Interest Payment Date or any Redemption Date (as defined in the Fiscal Agency Agreement) with respect to this Global Bond shall be a day that is not a Business Day, the registered holder hereof shall not be entitled to payment until the next following Business Day, and no further interest shall be paid in respect of the delay in such payment. For purposes hereof, “Business Day” means a day on which banking institutions in the City of Toronto are not authorized or obligated by law or executive order to close.

If Bonds in definitive registered form are issued in exchange for this Global Bond, payment of the principal of such Bonds will be made upon presentation and surrender of such Bonds at the office of the Registrar maintained for that purpose in the City of Toronto, Canada, or at the office of any Paying Agent appointed by the Province for such purpose pursuant to the Fiscal Agency Agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a cheque, to the registered addresses of registered holders of Bonds, or, at the option of the Province, otherwise transferring funds to the registered holders of the Bonds. If the Maturity Date, the Redemption Date or any Interest Payment Date is a Business Day but is a day on which any Paying Agent is closed at the applicable place of payment, the registered holder will not be entitled to payment at such location until the next succeeding day on which banking institutions in such place of payment are not authorized or obligated by law or executive order to be closed and no further interest shall accrue in respect of the delay in such payment.

Payment of the principal of and interest on the Bonds will be made in such coin or currency of Canada as, at the time of payment, is legal tender for payment of public and private debts.

This Global Bond is not subject to any sinking fund and is not redeemable at the option of the Province, unless certain events occur involving Canadian taxation as set forth below, and is not repayable at the option of the holder prior to the Maturity Date.

All payments of, or in respect of, principal of and interest on this Global Bond will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature imposed or levied by or on behalf of the Government of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, unless such taxes, duties, assessments or charges are required by law or by the administration or interpretation thereof to be withheld or deducted. In that event, the Province (subject to its right of redemption described herein below) will pay to the registered holder of this Global Bond such additional amounts (the “Additional Amounts”) as will result (after withholding or deduction of the said taxes, duties, assessments or charges) in the payment to the holders of Bonds of the amounts which would otherwise have been payable in respect of the Bonds in the absence of such taxes, duties, assessments or charges, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)

a beneficial owner of which is subject to such taxes, duties, assessments or charges in respect of such Bond by reason of such owner being connected with Canada otherwise than merely by the ownership as a non-resident of Canada of such Bond, but only to the extent of such owner’s interest(s) therein; or

(b)	presented for payment more than 15 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on the last day of such period of 15 days. For this purpose, the “Relevant Date” in relation to any Bond means whichever is the later of:

(i)	the date on which the payment in respect of such Bond becomes due and payable; or

(ii)

if the full amount of the moneys payable on such date in respect of such Bond has not been received by the Registrar on or prior to such date, the date on which notice is duly given to the holders of Bonds that such moneys have been so received; or

(c)

as a result of any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, or any agreement with the U.S. Internal Revenue Service under FATCA.

Unless previously redeemed for tax reasons, as provided below, or repurchased by the Province, the Principal Amount of this Global Bond is due and payable on February 5, 2025.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and no more than 60 days’ notice to registered holders of Bonds in accordance with Section 19 of the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided herein, as a result of any change in, or amendment to, the laws or regulations of Canada or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after January 25, 2018, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Registrar a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

The Registrar has been appointed registrar for the Bonds, and the Registrar will maintain at its office in the City of Toronto, Canada, a register (herein, the “Register”) for the registration of Bonds and the registration of transfers and exchanges of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, this Global Bond may be transferred at the office of the Registrar by surrendering this Global Bond for cancellation, and thereupon the Registrar shall issue and register in the name of the transferee, in exchange herefor, a new Global Bond (or other global security in the case of a transfer to a successor depository) having identical terms and conditions and having a like aggregate principal amount in authorized denominations.

Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the office of the Registrar for Bonds in definitive registered form without coupons of authorized denominations of C$5,000 and integral multiples of C$1,000 for amounts in excess of C$5,000 in an equal aggregate principal amount and having identical terms and conditions as this Global Bond, except to the extent that such terms and conditions specifically relate to this Global Bond as a global security. On or after such exchange, the Registrar, to the extent reasonably practicable in the circumstances, shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the record date for such payment. If this Global Bond is surrendered for transfer, it shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfers and exchanges in the normal course of business, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Registrar shall not be required to register any transfer or exchange of this Global Bond during the period from any Regular Record Date to the corresponding Interest Payment Date or during the period from the Redemption Record Date (as defined in the Fiscal Agency Agreement) to the Redemption Date. Neither the Province nor the Registrar shall be required to make any exchange of Bonds, if as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of this Global Bond or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on this Global Bond at the time, place and rate, and in the coin or currency, herein prescribed.

The Province, the Registrar and any Paying Agent may treat the holder in whose name this Global Bond is registered as the absolute owner hereof for all purposes, whether or not this Global Bond is overdue, and none of the Province, the Registrar or any Paying Agent shall be affected by notice to the contrary. All payments to or on the order of the registered holder of this Global Bond are valid and effectual to discharge the liability of the Province and the Registrar and any Paying Agent hereon to the extent of the sum or sums paid.

The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if the Bonds are not presented for payment within two years after the date on which such principal becomes due and payable.

The Province and the Registrar may, at any time or from time to time, without notice to or the consent of the registered holder of any Bond, enter into one or more agreements supplemental to the Fiscal Agency Agreement to create and issue further bonds ranking pari passu with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds.

The Fiscal Agency Agreement and the Bonds may be amended by the Province on the one hand, and the Registrar, on the other hand, without notice to or the consent of the registered holder of any Bond, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained therein or herein, or effecting the issue of further bonds as described above or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the beneficial owners of Bonds.

The Fiscal Agency Agreement contains provisions for convening meetings of registered holders of Bonds to consent by Extraordinary Resolution (as defined below) to any modification or amendment proposed by the Province to the Fiscal Agency Agreement (except as provided in the two immediately preceding paragraphs) and the Bonds (including the terms and conditions contained herein).

An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders of Bonds, whether present or not; however, no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds may, without the consent of the registered holder of each such Bond affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders of Bonds.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders of Bonds by the affirmative vote of the registered holders of not less than 66 2⁄3% of the principal amount of Bonds represented at the meeting in person or by proxy and voted on the resolution or as an instrument in writing signed by the registered holders of not less than 66 2⁄3% in principal amount of the outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders of Bonds present in person or by proxy who represent at least a majority in principal amount of the Bonds at the time outstanding, or at any adjourned meeting called by the Province or the Registrar, one or more persons being or representing registered holders of Bonds whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders of Bonds will be published in English in The Wall Street Journal in New York, U.S.A., and The Globe and Mail in Toronto, Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the

Province, with the written approval of the Registrar, shall determine. As long as the Bonds are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website at www.bourse.lu. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

If definitive Bonds are issued and for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent and a Transfer Agent in Luxembourg.

Unless the certificate of authentication hereon has been executed by the Registrar by manual signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Province of Ontario, pursuant to due authorization of law, has caused this Global Bond to be duly executed by an authorized representative and the Seal of the Minister of Finance to be imprinted hereon.

DATED: November 27, 2019	PROVINCE OF ONTARIO

By:
Authorized Signing Officer

SEAL OF THE MINISTER OF FINANCE

REGISTRAR’S CERTIFICATE

OF AUTHENTICATION

This is one of the Bonds of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

BNY TRUST COMPANY OF CANADA as Registrar

By:
Authorized Signatory

CONFORMED VERSION

Dated as of November 20, 2019

PROVINCE OF ONTARIO

C$750,000,000

2.65% Bonds due February 5, 2025

UNDERWRITING AGREEMENT

Province of Ontario

Underwriting Agreement

November 20, 2019

BMO Nesbitt Burns Inc.

CIBC World Markets Inc.

RBC Dominion Securities Inc.

The Toronto-Dominion Bank

As representatives of the several Underwriters

c/o	The Toronto-Dominion Bank

    66 Wellington Street West

    Toronto, Ontario M5K 1A2

Ladies and Gentlemen:

The Province of Ontario (the “Province”) proposes to sell the principal amount of its securities identified in Schedule II hereto (the “Securities”) to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Securities will be issued in the form of one fully registered permanent global security (the “Global Security”) registered in the name of CDS & Co., as the nominee of CDS Clearing and Depository Services Inc. (“CDS”), subject to the provisions of the fiscal agency agreement between the Province and BNY Trust Company of Canada, as fiscal agent, dated as of February 5, 2018 (the “Existing Fiscal Agency Agreement”), as supplemented by a supplemental fiscal agency agreement to be dated November 27, 2019 (the “Supplemental Fiscal Agency Agreement” and, together with the Existing Fiscal Agency Agreement, the “Fiscal Agency Agreement”). The Securities are a further issuance of, will form a single series with and will be fully fungible with, the outstanding C$1,950,000,000 aggregate principal amount of 2.65% Bonds due February 5, 2025 that were issued on February 5, 2018 and February 7, 2019. As of November 20, 2019 (the “Time of Sale”), the Province had prepared the electronic roadshow presentation (as amended and supplemented) relating to the offering of the Securities (the “Marketing Materials”) and the following information (collectively, the “Time of Sale Information”): a Preliminary Final Prospectus (as defined below) dated November 18, 2019, and the Issuer Free Writing Prospectus (as defined below) in the form of Schedule I hereto. As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Section 433 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and shall include the Marketing Materials. This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the Underwriters.

1.    Representations and Warranties. The Province represents and warrants to, and agrees with, each Underwriter that:

(i)      The Time of Sale Information, at the Time of Sale and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by any Underwriter through the Representatives expressly for use in such Time of

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Sale Information. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the U.S. Securities Act.

(ii)      The Province has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement or registration statements under Schedule B of the U.S. Securities Act, which has or have become effective, for the registration of any Securities which may be sold in the United States under the U.S. Securities Act. Each such registration statement, as amended at the date of this Agreement, complies in all material respects with the requirements of the U.S. Securities Act and the rules and regulations thereunder. The Province has filed a Preliminary Final Prospectus (as defined below) with the SEC pursuant to Rule 424 under the U.S. Securities Act, which has been furnished to the Underwriters, and proposes to file with the SEC pursuant to Rule 424 under the U.S. Securities Act a supplement to the form of prospectus included in the most recent registration statement, or amendment thereto, filed with the SEC relating to the Securities and the plan of distribution thereof and has advised you of all further information (financial and other) with respect to the Province to be set forth therein. The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are herein called the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; such supplemented form of prospectus, in the form in which it shall be first filed with the SEC pursuant to Rule 424 after the date hereof (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 (including the Basic Prospectus as so supplemented), including the documents incorporated by reference therein, is herein called the “Preliminary Final Prospectus.”

(iii)      The documents filed by the Province with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) that are incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the U.S. Exchange Act and the rules and regulations thereunder.

(iv)      As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the U.S. Securities Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (a) the Registration Statement, as amended as of any such time and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder and (b) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

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2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Province, at the purchase price set forth in Schedule II hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.    Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Shearman & Sterling LLP, Commerce Court West, Suite 4405, Toronto, Ontario, Canada (or such other place as may be agreed to by the Representatives and the Province) at 9:00 A.M., Toronto time, on November 27, 2019 (or at such time on such later date not later than five business days after such specified date as the Representatives and the Province shall agree upon), which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Global Security shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Province in immediately available (same day) funds by transfer to a Canadian dollar account specified by the Province. The Global Security shall be substantially in the form annexed to the Supplemental Fiscal Agency Agreement and registered in the name of CDS & Co., as nominee of CDS.

The Global Security shall be made available for inspection and checking by the Representatives in Toronto, Ontario not later than 3:00 P.M. (Toronto time) on the business day prior to the Closing Date. For purposes of this Agreement, “business day” shall mean a day on which banking institutions in The City of Toronto are not authorized or obligated by law or executive order to be closed.

4.    Listing. The Province agrees with the Underwriters to file or cause to be filed an application to list the Securities on the Euro MTF Market, the exchange regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”) on or as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading on the Euro MTF Market. The Province shall use all reasonable efforts to cause the Securities to be listed on the Stock Exchange on or as soon as possible after the Closing Date. The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may terminate the listing of the Securities on the Stock Exchange; provided, further, that if the listing of the Securities is to be so terminated, the Province will use its best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system reasonably acceptable to the Representatives and the Province prior to the delisting of the Securities from the Stock Exchange, provided that nothing herein shall require the Province to seek an alternative admission, listing, trading and/or quotation of the Securities on any securities exchange where it would be, as determined by the Province, impractical or unduly burdensome to do so. The provisions of this Section 4 shall apply to any other listing authority, securities exchange and/or quotation system on which the Securities may be admitted to listing, trading and/or quotation mutatis mutandis.

5.    Agreements. (a) The Province and the Underwriters agree that:

(i)        Prior to the termination of the offering of the Securities, the Province will not file any amendment to the Registration Statement, any supplement to the Time of Sale Information or the Final Prospectus, or any document that would as a result thereof be incorporated by reference in the Time of

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Sale Information or the Final Prospectus, unless the Province has furnished to the Underwriters a copy for their review prior to filing and will not file any such proposed amendment, supplement or document to which the Underwriters reasonably object, except that the Underwriters may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province in the ordinary course. Subject to the foregoing sentence, the Province will cause any Preliminary Final Prospectus and the Final Prospectus to be filed (or mailed for filing) with the SEC pursuant to Rule 424 and the Province will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the U.S. Securities Act. The Province will promptly advise the Representatives (i) when the Time of Sale Information, the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Time of Sale Information or the Final Prospectus shall have been filed with the SEC, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference in the Preliminary Final Prospectus or the Final Prospectus, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)      Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus in the form of Schedule I hereto and the Marketing Materials, the Province will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object provided that the Representatives may not object to a filing that is required.

(iii)      If, at any time when a prospectus relating to the Securities is required to be delivered under the U.S. Securities Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the U.S. Securities Act or the rules and regulations thereunder, the Province promptly will prepare and file with the SEC, subject to the first sentence in paragraph (a)(i) of this Section 5, an amendment or supplement at its own expense which will correct such statement or omission or an amendment which will effect such compliance.

(iv)      The Province will make generally available to its security holders and to the Representatives as soon as practicable after the close of its first fiscal year beginning after the date hereof, statements of its revenues and expenditures for such fiscal year which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and the applicable rules and regulations thereunder.

(v)      The Province will furnish to the Representatives, upon request, copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

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(vi)      The Province will arrange for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the securities laws of such states and other jurisdictions of the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Province shall not be obligated to consent to general service of process under the laws of any state or other jurisdiction.

(vii)      The Province will pay (i) all expenses in connection with (a) the preparation, issue, execution and delivery of the Securities (including reasonable fees of the registrar, fiscal agent, transfer agent and paying agents and the fees and expenses of the Province’s legal advisors), (b) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the SEC, (c) all costs, expenses, fees or commissions, payable on or in connection with the listing of the Securities on the Stock Exchange and (d) any fee payable to rating services in connection with the rating of the Securities and (ii) the cost of copying the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Representatives may reasonably request and the cost of delivering the same to locations designated by the Representatives and satisfactory to the Province in its reasonable judgment. Except as provided in Section 9 hereof, the Province shall not be required to pay or bear any fees or expenses of the Underwriters.

(viii)      The Underwriters will pay all costs incurred in connection with the preparation and printing of the Final Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same physically or electronically to locations and email addresses designated by the Underwriters, the Province and each of their counsel.

(ix)      The Underwriters agree to reimburse the Province for all fees charged by CDS in connection with the Securities.

(b)  Each Underwriter agrees that:

(i)      It will cause the Representatives to deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States.

(ii)      It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act) (which term includes use of any written information furnished to the SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (A) the Issuer Free Writing Prospectus in the form of Schedule I hereto, the Marketing Materials, or prepared pursuant to Section 5(a)(ii) above, or (B) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (B), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(b)(iv) below.

(iii)      It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 5(b)(ii)(B) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.

(iv)      It has not and will not, without the prior written consent of the Province, use any “free writing prospectus”, that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the

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Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; provided further that any Underwriter using such term sheet shall notify the Province, and provide a copy of such Bloomberg term sheet to the Province, prior to, or substantially concurrently with, the first use of such term sheet.

(v)      It is not subject to any pending proceeding under Section 8A of the U.S. Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the U.S. Securities Act).

6.    Selling Restrictions.

(a) European Economic Area. In relation to each Member State of the European Economic Area, each of the Underwriters has represented and agreed that it has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Preliminary Final Prospectus and the Final Prospectus to the public in that Member State except that it may make an offer of such Securities to the public in that Member State to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Securities shall require the Province or any Underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

(b) United Kingdom. Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i)        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(ii)        it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(c)  Japan.    The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, undertakes that it has not offered or sold and will not offer or sell any Securities, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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(d) Hong Kong. Each of the Underwriters, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i)         it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)         it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

(e) Switzerland. Each Underwriter represents and agrees, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, that it has not offered, sold or advertised and will not offer, sell or advertise, directly or indirectly, Securities to the public in, into or from Switzerland and that it has not distributed, or otherwise made available, and will not distribute or otherwise make available, the Prospectus Supplement or any other offering or marketing material relating to the Securities to the public in Switzerland. “Public” shall have the meaning as per articles 652a and 1156 of the Swiss Code of Obligations.

(f) Sale and Distribution. In addition to the provisions of Sections 6(a), (b), (c), (d) and (e) above, each of the Underwriters, on behalf of itself and each of its respective affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each of its respective affiliates (i) has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, the Time of Sale Information, any “free writing prospectus”, or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, after reasonable investigation, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement, and (ii) notwithstanding the foregoing clause (i), will not distribute any Preliminary Final Prospectus or the other Time of Sale Information outside the United States.

(g) Authorizations. Without prejudice to the provisions of Sections 6(a), (b), (c), (d), (e) and (f) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(a)(vi), the Province shall not have any responsibility for, and the Underwriters agree with the Province that the Underwriters and their respective affiliates will obtain, any consent, approval or authorization required by them for the subscription, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such subscription, offer, sale or delivery of any of the Securities.

7.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document

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incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Province made in any certificate furnished pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:00 P.M., New York City time, on the second business day following the date hereof or transmitted by a means reasonably calculated to result in filing with the SEC by such date; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the U.S. Securities Act, shall have been filed with the SEC under the U.S. Securities Act.

(b) The Province shall have furnished to the Representatives, on behalf of the Underwriters, on or prior to the Closing Date, a written opinion dated the Closing Date of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, addressed to the Minister of Finance of the Province to the effect that, based on the assumptions and subject to the qualifications set forth therein:

(i)        this Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(ii)        the Existing Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(iii)        the Supplemental Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, assuming due execution and delivery of the Existing Fiscal Agency Agreement and the Supplemental Fiscal Agency Agreement by the Fiscal Agent, the Fiscal Agency Agreement constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms;

(iv)        the Securities have been duly authorized and the Global Security has been duly executed by and sealed on behalf of the Province in accordance with the laws of the Province of Ontario and the Order or Orders of the Lieutenant Governor in Council applicable thereto, and, when the Global Security is authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for by the Underwriters pursuant to this Agreement, it will constitute a legal, valid and binding obligation of the Province, enforceable in accordance with its terms;

(v)        the statements in the Preliminary Final Prospectus and the Final Prospectus under the headings “Description of Debt Securities — Canadian Income Tax Considerations” and “Taxation — Canadian Taxation” are accurate in all material respects, subject to the qualifications therein stated;

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(vi)        the payment of principal of and interest on the Securities will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario));

(vii)        no authorization, consent, waiver or approval of, or filing, registration, qualification or recording with, any governmental authority of the Province of Ontario or of Canada is required in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or the sale of the Securities by the Province in the manner contemplated in this Agreement and the Final Prospectus, except for the Order or Orders of the Lieutenant Governor in Council applicable thereto, and an approval under section 28 of the Financial Administration Act (Ontario), which have been obtained;

(viii)      no stamp or other similar duty or levy is payable under the laws of the Province of Ontario or the federal laws of Canada applicable in the Province of Ontario in connection with the execution, delivery and performance by the Province of this Agreement or the Fiscal Agency Agreement or in connection with the issue and sale of the Securities by the Province in the manner contemplated in this Agreement, the Time of Sale Information and the Final Prospectus; and

(ix)        Her Majesty the Queen in right of Ontario may be sued in the courts of the Province of Ontario with regard to any claims arising out of or relating to the obligations of the Province under the Securities. No law in the Province of Ontario requires the consent of any public official or authority for suit to be brought or judgment to be obtained against Her Majesty the Queen in right of Ontario arising out of or relating to the obligations of the Province under the Securities, though in certain circumstances prior notice and particulars of a claim must be given to Her Majesty the Queen in right of Ontario. An amount payable by Her Majesty the Queen in right of Ontario under an order of a court of the Province of Ontario that is final and not subject to appeal is payable out of the Consolidated Revenue Fund of the Province of Ontario pursuant to the Proceedings Against the Crown Act (Ontario).

(c) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Shearman & Sterling LLP, United States counsel to the Province, favorable opinions dated the Closing Date to the effect that:

(i)        the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Bonds” and “Underwriting”, in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and

(ii)        the statements in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus under the caption “Description of Debt Securities — United States Federal Income Tax Considerations”, as supplemented by “Taxation — United States Taxation”, in each case, insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

Such counsel shall also state that although they have not verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Final Prospectus (including the documents incorporated by reference therein), such counsel has, however, generally reviewed and discussed such statements with certain officers or employees of the Province, and with counsel and representatives of the

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Underwriters, and, in the opinion of such counsel, (a) each of the documents incorporated by reference in the Preliminary Final Prospectus, read together with the Time of Sale Information, and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need express no opinion), except to the extent that any statement therein is modified or superseded in the Preliminary Final Prospectus or the Final Prospectus, at the time it was filed with the SEC, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Exchange Act and the applicable rules and regulations of the SEC thereunder, and (b) each of the Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein, and any supplements or amendments thereto (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder.

Such counsel shall also state that, subject to the limitations set forth in the immediately preceding paragraph, in the course of such review and discussion, no facts have come to such counsel’s attention which caused them to believe that (i) the Registration Statement (including the documents incorporated by reference therein, other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Time of Sale Information (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus as amended or supplemented, if applicable (including the documents incorporated by reference therein, other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of such Final Prospectus as amended or supplemented, if applicable, or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinions, such counsel may rely, without independent investigation, as to matters relating to the laws of the Province of Ontario or the federal laws of Canada applicable therein, on the opinion of the Deputy Attorney General, Assistant Deputy Attorney General or Acting Assistant Deputy Attorney General of the Province or any solicitor who is an employee of the Crown and seconded to the Legal Services Branch, Ministry of Finance, rendered pursuant to Section 7(b) hereof.

(d) The Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Stikeman Elliott LLP, Canadian counsel for the Underwriters, a favorable opinion dated the Closing Date as to the validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities on the Closing Date, and the Representatives, on behalf of the Underwriters, shall have received on the Closing Date from Davis Polk & Wardwell LLP a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus, including the form thereof, and other related matters as the Representatives may reasonably require. In giving their opinion, Davis Polk & Wardwell LLP may rely upon the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law.

(e) The Province shall have furnished to the Representatives, on behalf of the Underwriters, on the Closing Date a certificate of the Province, signed by the duly authorized officer of the Province (who

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may rely as to proceedings pending or contemplated upon the best of his knowledge), dated the Closing Date, to the effect that:

(i)        the representations and warranties of the Province in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Province has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)        no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Province’s knowledge, threatened; and

(iii)        there has been no material adverse change in the financial, economic or political conditions of the Province from those set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus other than changes arising in the ordinary and normal course.

(f) Subsequent to the execution of this Agreement and on or prior to the Closing Date, there shall not have been any downgrading in the ratings of any of the Province’s long-term debt securities by Moody’s Canada Inc. or S&P Global Ratings, acting through Standard & Poor’s Rating Services (Canada), a business unit of S&P Global Canada Corp.

(g) Prior to the Closing Date, the Province shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Province in writing or by telephone or facsimile transmission, in either case confirmed in writing.

8.    Stabilization and Over-allotment. The Underwriters (or persons acting on their behalf) may over-allot Securities or effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Securities is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the Province received the proceeds of the Securities, and 60 days after the date of the allotment of the Securities. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. Any over-allotment or stabilization will be effected in accordance with all applicable laws and rules and will be undertaken at the offices of the Underwriters (or persons acting on their behalf) and on the Euro MTF Market of the Luxembourg Stock Exchange. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable laws and rules, including those made pursuant to Regulation M under the U.S. Exchange Act (if applicable). The Province authorises the Underwriters to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance and to

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handle requests from any relevant competent authority for the purposes of Article 6(5)(b) of Commission Delegated Regulation (EU) 2016/1052.

9.    Indemnification and Contribution.

(a)  The Province agrees to indemnify and hold harmless each Underwriter and each of its affiliates that participates in the initial distribution of the Securities and each person who controls any Underwriter or any such affiliate within the meaning of either the U.S. Securities Act or the U.S. Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, including all documents incorporated by reference, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information shall not enure to the benefit of any Underwriter or affiliate thereof (or any person controlling any Underwriter or affiliate) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or any Issuer Free Writing Prospectus was corrected in the Time of Sale Information. This indemnity agreement will be in addition to any liability which the Province may otherwise have.

(b)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Province:

(i)        to the same extent as the foregoing indemnity from the Province to such Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity;

(ii)        against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject under the laws of any jurisdiction, including but not limited to the U.S. Securities Act, the U.S. Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any document prepared by such

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Underwriter and distributed by it in connection with the offering of the Securities, including any “free writing prospectus”, or which arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and which statement or omission is not contained in the Time of Sale Information, the Final Prospectus or the agreed press releases; and

(iii)        against any and all losses, claims, damages or liabilities, joint or several, to which the Province may become subject arising out of or in connection with a breach by such Underwriter (or its affiliates that participate in the initial distribution of the Securities) of any representation, or failure to perform or observe any agreement, contained in Section 6 of this Agreement.

Each Underwriter, severally and not jointly, agrees to reimburse, as incurred, any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action referred to in clauses (i), (ii) and (iii) above. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Province acknowledges, for the purposes of Sections 1(i), 1(iv), 9(a) and 9(b)(i) above, that the statements set forth under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the United Kingdom and the securities laws of Japan, Hong Kong and Switzerland and the sentence relating to stamp taxes and other charges and expenses of the offering) in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.

(c) Each of the Province and the Underwriters agree that the Underwriters shall have and hold the covenants of the Province contained in this Section 9 in respect of the Underwriters’ controlling persons (as referred to herein) and affiliates in trust for the benefit of their controlling persons and affiliates. The Underwriters agree to accept the trusts in this paragraph (c) declared and provided for and agree to enforce those covenants on behalf of such persons.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9.

In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each

13

indemnified party from all liability arising out of such claim, action, suit or proceeding. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action).

Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i)        the indemnified party shall have employed separate counsel in accordance with the proviso to the first sentence of the next preceding paragraph (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action),

(ii)        the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or

(iii)        the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Province on grounds of policy or otherwise, the Province and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Province and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount specified in Schedule II hereto bears to the public offering price of the Securities specified in Schedule I hereto and the Province is responsible for the balance; provided, however, that (a) in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the U.S. Securities Act shall have the same rights to contribution as the Underwriters, and each person who controls the Province within the meaning of the U.S. Securities Act and each official of the Province who shall have signed the Registration Statement shall have the same rights to contribution as the Province. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

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10.  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Province. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Province and any nondefaulting Underwriter for damages occasioned by its default hereunder. For purposes of this Section 10, if more than one series of Securities is identified in Schedule II hereto, this Section 10 shall apply to each series of Securities separately as if this Agreement applied solely to such series.

11.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives or the Province, by notice given to the Province or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or the Province, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or the Province, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 9, 11, 12, and 14 hereof shall remain in effect.

12.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Province or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.

13.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives on behalf of the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to them care of The Toronto-Dominion Bank, 66 Wellington Street West, Toronto, Ontario M5K 1A2, Email: ustmg@tdsecurities.com or, if sent to the Province, will be mailed, delivered or sent by facsimile transmission and confirmed at Ontario Financing Authority, One Dundas Street West, Suite 1400, Toronto, Ontario, M5G 1Z3, attention: Director, Capital Markets Operations, Capital Markets Division, Ontario Financing Authority (Facsimile No. (416) 860-8346).

14.  Successors and Assigns. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the officials and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. Neither this Agreement nor any interest or obligation in or under this Agreement may be assigned by the

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Underwriters without the prior written consent of the Province or by the Province without the prior written consent of the Representatives on behalf of the Underwriters. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of the Securities shall be deemed to be a successor by reason merely of such purchase.

15.  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

16.  Counterparts. This Agreement may be executed in one or more counterparts (including counterparts by facsimile) and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

17.  Advertisements. All advertisements of the issue of the Securities or publication of such formal notice as may be required by the rules of the Stock Exchange in connection with the listing of the securities on the Stock Exchange shall be published in a form or forms and manner to which the Province consents in writing prior to the date of publication. The Province may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

18.  Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Section 18, shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)        a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.  Time of the Essence. Time shall be of the essence in this Agreement.

20.  Representation of Underwriters. In all dealings hereunder, the Representatives shall, and have all necessary authority to, act on behalf of each of the Underwriters, and the Province shall be entitled to act and rely upon any statement, request, notice or agreement given by the Representatives, jointly or individually, on behalf of any of the Underwriters.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the Underwriters.

Very truly yours,

Province of Ontario

By:	/s/ Opallycia A. Kandelas
	Name:	Opallycia A. Kandelas
	Title:	Director, Capital Markets Operations
Capital Markets Division Ontario Financing Authority

[Signature Page to Underwriting Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above written.

The Toronto-Dominion Bank

By:	/s/ Trevor Thom
	Name:	Trevor Thom
	Title:	Managing Director
Head of Government Finance

For itself and on behalf of the several Representatives and the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Final Term Sheet

Issuer:	Province of Ontario

Title:

2.65% Bonds due February 5, 2025

The Bonds offered hereby are a further issuance of, will form a single series with and will be fully fungible with the Province’s outstanding C$1,950,000,000 aggregate principal amount of 2.65% Bonds due February 5, 2025 that were issued on February 5, 2018 and February 7, 2019 (the “Existing Bonds”). Upon completion of this offering, the Province will have C$2,700,000,000 aggregate principal amount of outstanding 2.65% Bonds due February 5, 2025.

Aggregate Principal Amount:	C$750,000,000

Denominations:	C$5,000 and integral multiples of C$1,000 for amounts in excess of C$5,000

Trade Date:	November 20, 2019

Issue Date (Settlement Date):	November 27, 2019 (T+5)

Maturity Date:	February 5, 2025

Interest Payment Dates:	February 5 and August 5 of each year, commencing February 5, 2020. Interest will accrue from August 5, 2019, the last date on which interest will have been paid on the Existing Bonds

Spread to Canada Bond:	+ 41.0 basis points

Benchmark Canada Bond:	CAN 1.50% due September 1, 2024

Canada Bond Spot/Yield: Yield to Maturity:	C$100.25 / 1.445% 1.855% semi annual

Interest Rate:	2.65%, payable in two equal installments per year

Public Offering Price:	103.915% plus accrued interest from and including August 5, 2019, the last date on which interest will have been paid on the Existing Bonds, to but excluding November 27, 2019

Day Count Convention:	Actual/365 Canadian Bond Method

Use of Proceeds:

The net proceeds of the Bonds will be paid into the Consolidated Revenue Fund of Ontario and will not be held in a segregated account. An amount equal to the net proceeds of the Bonds will be recorded in a designated account in the Issuer’s financial records. This designated account will be used to track the use of and allocation of funds to Eligible Projects (as defined below) by the Issuer in accordance with its usual government appropriation and spending processes.

So long as the Bonds are outstanding and the designated account has a positive balance, amounts will be deducted from the balance of the account as funds are allocated to Eligible Projects.

“Eligible Projects” means all projects funded by the Issuer that have environmental benefits, exclusive of fossil fuel and nuclear energy projects, as determined by the Issuer.

Without limitation, Eligible Projects may include projects in the following sectors: (1) clean transportation; (2) energy efficiency and conservation; (3) clean energy and technology; (4) forestry, agriculture and land management; and (5) climate adaptation and resilience. Proceeds of the Bonds are expected to be used to fund some or all of such types of Eligible Projects.

Underwriters:	BMO Nesbitt Burns Inc. CIBC World Markets Inc. RBC Dominion Securities Inc. The Toronto-Dominion Bank

Prospectus and Prospectus Supplement:	Prospectus dated as of August 23, 2019, and Preliminary Prospectus Supplement dated as of November 18, 2019.

https://www.sec.gov/Archives/edgar/data/74615/000119312519294869/d793958d424b2.htm

CUSIP# / ISIN#:	68323AER1 / CA68323AER10

Listing:	Admission to the Luxembourg Stock Exchange’s Official List and to trading on the Luxembourg Stock Exchange’s Euro MTF Market and listing on the Luxembourg Green Exchange may be completed upon or following settlement on a reasonable efforts basis.

Settlement:	We expect that delivery of the Bonds will be made against payment therefor on or about the closing date of this offering specified on the cover page of the prospectus supplement,

which is five business days following the date of pricing of the Bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Bonds on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Bonds who wish to trade their Bonds on the date of pricing or the next two succeeding business days should consult their own adviser.

U.S. Legend:	The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Nesbitt Burns Inc. at 1-866-864-7760; CIBC World Markets Inc. at 1-800-282-0822; RBC Dominion Securities Inc. at 1-866-375-6829; or The Toronto-Dominion Bank at 1-855-495-9846.

United Kingdom Legend:	This document is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

European Economic Area Legend:

This document, the prospectus supplement and the base prospectus have been prepared on the basis that all offers of the Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce or publish a prospectus for offers of the Bonds. Accordingly, any person making or intending to make any offer within a Member State of the Bonds which are the subject of an offering contemplated in the prospectus supplement and the base prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of the Bonds shall require the Province or any underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Neither the Issuer nor any underwriter has authorized, nor do they authorize, the making of any offer of the Bonds to any legal entities which are not qualified investors as defined in the Prospectus Regulation.

Neither the Issuer nor any underwriters have authorized, nor do they authorize, the making of any offer of the Bonds through any financial intermediary, other than offers made by the relevant underwriters which constitute the final placement of the Bonds contemplated in the prospectus supplement.

Swiss Legend:	The prospectus dated as of August 23, 2019, the preliminary prospectus supplement dated as of November 18, 2019 and this notice do not constitute a public offering prospectus. The prospectus dated as of August 23, 2019, the preliminary prospectus supplement dated as of November 18, 2019, this notice and any other offering or marketing material relating to the Bonds may not be issued, circulated or distributed or otherwise made publicly available in or from Switzerland and are not intended as an offer or solicitation with respect to the purchase or sale of the Bonds by the public. “Public” shall have the meaning as per articles 652a and 1156 of the Swiss Code of Obligations.

OTHER:	ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF

THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

Underwriter	Principal Amount of Securities to be Purchased
BMO Nesbitt Burns Inc.	C$187,500,000
CIBC World Markets Inc.	187,500,000
RBC Dominion Securities Inc.	187,500,000
The Toronto-Dominion Bank	187,500,000

Total	C$750,000,000

Purchase Price (including accrued interest or amortization, if any, minus underwriting discount):

103.790% plus accrued interest from and including August 5, 2019, the last date on which interest will have been paid on the Existing Bonds, to but excluding November 27, 2019 if settlement occurs after that date

Underwriting Discount:	0.125%

Ministry of the	Ministère du
Attorney General	Procureur général

Legal Services Branch	Direction des services juridiques
Ministry of Finance	Ministère des Finances

777 Bay Street	777 rue Bay
11th Floor	11[e] étage
Toronto ON M5G 2C8	Toronto ON M5G 2C8

Telephone: (647) 628-6371	Téléphone: (647) 628-6371
Facsimile: (416) 325-1460	Télécopieur: (416) 325-1460

Dimitri.markoulakis@ontario.ca

November 27, 2019

The Honourable Rod Phillips

Minister of Finance

7 Queen’s Park Crescent East

7th Floor, Frost Building South

Toronto, Ontario

M7A 1Y7

Dear Minister:

Subject:	Province of Ontario Issue of C$750,000,000 2.65% Bonds due February 5, 2025

I am counsel to the Province of Ontario (the “Province”) in connection with the issue of 2.65% Bonds due February 5, 2025 of the Province in the aggregate principal amount of C$750,000,000 (the “Bonds”) and the sale of the Bonds by the Province pursuant to an underwriting agreement dated as of November 20, 2019 (the “Underwriting Agreement”) between the Province and the Underwriters named therein.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(a)

a fiscal agency agreement dated as of February 5, 2018 (the “Existing Fiscal Agency Agreement”), between the Province and BNY Trust Company of Canada, including the form of global bond appended thereto;

(b)

a supplemental agreement to the Existing Fiscal Agency Agreement, dated as of November 27, 2019 (the “Supplemental Fiscal Agency Agreement”, together with the Existing Fiscal Agency Agreement is referred to herein as the “Fiscal Agency Agreement”), between the Province and BNY Trust Company of Canada, including the form of global bond appended thereto;

(c)

a certified copy of the Order of the Lieutenant Governor in Council of the Province of Ontario numbered O.C. 1047/2019 made on July 26, 2019 pursuant to the Financial Administration Act (Ontario) and the Ontario Loan Act, 2017 (Ontario) (the “Order in Council”) authorizing the issue and sale of the Bonds;

(d)	the Additional Global Bond (as such term is defined in the Fiscal Agency Agreement) dated November 27, 2019, executed by and sealed on behalf of the Province.

I have also examined such certificates of public officials and such other certificates, documents and records and such matters of law as I have considered necessary as a basis for or relevant to the opinions hereinafter expressed.

For the purposes of this opinion, I have assumed, with regard to all documents examined by me, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed, telecopies or photostatic copies. I have also assumed, for the purposes of the opinions expressed in paragraphs 1, 2 and 3 below, the due execution and delivery of all agreements by the parties thereto other than the Province.

This opinion is based upon legislation as in effect on the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. I have assumed that, insofar as any obligation is to be performed in any jurisdiction outside Ontario, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction.

The opinions given in paragraphs 1, 2, 3 and 4 below are subject to the following limitations and qualifications:

(A)	the availability of equitable remedies is in the discretion of a court of competent jurisdiction (subject to further qualifications below);

(B)

pursuant to the Currency Act (Canada) a judgment by a court of the Province of Ontario must be awarded in Canadian currency and such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and

(C)	a court of the Province of Ontario may not against Her Majesty the Queen in right of Ontario:

(i)	grant an injunction or make an order for specific performance,

(ii)	make an order for recovery or delivery of real or personal property, or

(iii)	issue execution or attachment or process in the nature thereof, other than garnishment in certain limited circumstances.

Subject to the foregoing, I am of the opinion that:

(1)

The Existing Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order in Council and constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms.

(2)

The Supplemental Fiscal Agency Agreement has been duly authorized, executed and delivered by the Province in accordance with the laws of the Province of Ontario and the Order in Council and the Supplemental Fiscal Agency Agreement and the Fiscal Agency Agreement each constitutes a legal, valid and binding agreement of the Province, enforceable in accordance with its terms.

(3)

The Bonds have been duly authorized and the Additional Global Bond has been duly executed by and sealed on behalf of the Province in accordance with the laws of the Province of Ontario and the Order in Council and, when the Additional Global Bond is authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for by the Underwriters pursuant to the Underwriting Agreement, it will constitute a legal, valid and binding obligation of the Province, enforceable in accordance with its terms.

(4)

The payment of principal of and interest on the Bonds will be a charge on and payable out of the Consolidated Revenue Fund of the Province of Ontario (as defined in the Financial Administration Act (Ontario)).

I consent to the inclusion of this opinion in a Form 18-K/A amendment to the Province’s annual report on Form 18-K for the year ended March 31, 2018, which annual report is incorporated by reference into Registration Statement No. 333-232626 filed with the Securities and Exchange Commission of the United States of America.

Yours truly,

/s/ Dimitri Markoulakis
Dimitri Markoulakis
Legal Counsel
Legal Services Branch
Ministry of Finance

SCHEDULE OF EXPENSES

It is estimated that the expenses of the Province of Ontario in connection with the sale of the Bonds will be as follows:

Securities and Exchange Commission fee	CAD 12,077.00

Printing expenses	CAD 5,000.00

Fiscal Agent, Paying Agent fees and expenses	-

Legal fees and expenses	CAD 66,185.00

Rating Agency fees and expenses	CAD 10,971.00

Listing fees and expenses	CAD 6,922.00

Underwriters’ expense reimbursement	-

TOTAL	CAD 101,155.00